CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2000, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc., included in the Annual Report (Form 10-K), as ammended, for the year ended December 26, 1999, filed with the Securities and Exchange Commission.

/s/DELOITTE & TOUCHE LLP

Vancouver, British Columbia, Canada
April 11, 2000